                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                       January 2, 2001 (December 15, 2000)
                Date of Report (Date of Earliest Event Reported)


                           NATIONAL AUTO CREDIT, INC.
             (Exact Name of Registrant as Specified in its Charter)



        DELAWARE                        1-11601                   34-1816760
(State or Other Jurisdiction of      (Commission               (I.R.S. Employer
Incorporation or Organization)          File No.)            Identification No.)



                      30000 AURORA ROAD, SOLON, OHIO 44139
              (Address of principal executive offices and zip code)


                                 (440) 349-1000
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
          (Former name of former address, if changed from last report)

ITEM 2.       ACQUISITION OR DISPOSITION OF ASSETS

ZOOMLOT TRANSACTION

         On December 15, 2000, National Auto Credit, Inc., a Delaware corporation ("NAC" or the "Company"), entered into a Merger Agreement and Plan of Reorganization (the "Merger Agreement") to acquire ZoomLot Corporation, a Delaware corporation, together with its subsidiaries (collectively, "ZoomLot"). The transaction is intended to be a tax-free reorganization for federal income tax purposes with ZoomLot Corporation merging with and into ZLT Acquisition Corp. ("ZLT"), a Delaware corporation and a wholly owned subsidiary of NAC, with ZLT continuing as the surviving entity of the merger. As part of the merger, ZLT changed its name to "ZoomLot Corporation" (hereinafter the survivor is referred to as "ZLT/ZoomLot").

         ZoomLot provides business-to-business e-commerce services to independent or non-franchised used-car dealerships, financing and insurance companies and other participants in the used-car industry. ZoomLot's services are designed to enable such dealerships and lenders and insurance companies to identify each other for the purpose of providing the used-car dealer's customers with financing and insurance.

         Under the terms of the Merger Agreement, NAC has agreed to issue to the former ZoomLot shareholders 270,953 shares of its Series B preferred stock and 729,047 shares of its Series C preferred stock. Subject to certain conditions, the shares of the Series B preferred stock will be convertible into, or will automatically convert into, shares of NAC's common stock ("Common Stock") at the ratio (subject to adjustment for stock splits and other anti-dilutive events) of 10 shares of Common Stock for each share of preferred stock. So long as at least two hundred and five thousand (205,000) shares of Series B preferred stock are issued and outstanding, the holders of shares of Series B preferred stock, voting separately as a class, will be entitled to nominate and elect the lesser of (i) two (2) members to the Board of Directors or (ii) a number of directors that would represent one-sixth (1/6) of the entire membership of the Board; and for so long as at least one hundred and ten thousand (110,000) shares of Series B preferred stock are issued and outstanding, the holders of shares of Series B preferred stock, voting separately as a class, shall be entitled to nominate and elect one (1) member to the Board.

         The shares of the Series C preferred stock are redeemable, at the option of the holders or the option of NAC, for a price per share equal to the greater of $15 or 10 times (subject to adjustment for stock splits and other anti-dilutive events) the market price of NAC's common stock at the time of redemption. The holders of the Series C preferred stock may redeem the shares beginning on September 30, 2003, unless a "valuation event", as described below, occurs earlier, in which case the shares of the Series C preferred stock become redeemable upon the later of the occurrence of the "valuation event"or January 1, 2003. Additionally, of the 729,047 shares of Series C preferred stock issued, 666,667 shares are subject to forfeiture, as described below. Such 666,667 shares of Series C preferred stock would not become redeemable until they first are no longer subject to forfeiture. No voting rights attach to the shares of Series C preferred stock.

         No dividend payments will be made with respect to any share of Common Stock unless a dividend in an amount equal to ten (10) times the amount of the dividend payable with respect to a share of Common Stock is paid with respect to each share of the Series B and C preferred stock. Also, in the event of any liquidation, dissolution or winding up of the Company, voluntary or involuntary, the holders of shares of Series B and C preferred stock will be entitled to receive an amount per share equal to ten (10) times the amount payable per share of Common Stock upon such liquidation, dissolution or winding up.

         The foregoing is a summary description of certain rights and preferences of the Series B and C preferred stock and by its nature is incomplete. It is subject to the more complete description set forth in the Certificate of Designations of Series B and Series C preferred stock of National Auto Credit, Inc. as set forth in a resolution duly adopted by the Board of Directors of National Auto Credit, Inc. The Certificate of Designations is filed with this Current Report as Exhibit 4.1.

         Certain terms and characteristics of the Series B and C preferred stock were established in order that the merger transaction not violate, or trigger the termination of, a Stock Purchase and Standstill Agreement dated as of November 3, 2000 between NAC and Reading Entertainment Inc. and certain of its affiliates. As discussed below that agreement was, in a separate transaction, terminated after the Merger Agreement was entered into between NAC and the ZoomLot shareholders. As a result, the parties have had subsequent discussions relating to modifying certain terms and characteristics of the Series B and/or C preferred stock, as well as certain other terms and conditions of the merger transaction, and management believes that certain of those terms and characteristics are likely to be modified.

         666,667 shares of the Series C preferred stock will be subject to forfeiture under certain conditions. Specifically, one half of those shares will be forfeited, if, by December 31, 2003, ZLT/ZoomLot has not achieved at least $4.5 million in earnings before interest, taxes, depreciation and amortization for a period of twelve (12) consecutive months. The remaining one-half of those shares will be forfeited if, by December 31, 2003, ZLT/ZoomLot has failed to achieve such earnings and has also failed to break even on a cash basis for a minimum period of six (6) consecutive months. If, however, certain "valuation events" should occur prior to December 31, 2003, those financial performance objectives will be deemed to have been achieved. These valuation events generally consist of (a) transaction that would involve an investment in ZLT/ZoomLot or one of its subsidiaries of at least $10 million, where the pre-investment valuation of ZLT/ZoomLot or any subsidiary of ZLT/ZoomLot is at least $30 million, (b) a change in control of NAC or (c) the termination of the key executives of ZLT/ZoomLot without cause. During the forfeiture period, the stock will also be subject to a Lock-up, Standstill and Voting Agreement, discussed below, as a result of which the shares will be transferable only on the terms provided.

         In addition, under the terms of the Merger Agreement, NAC agreed to make at least $6.5 million in working capital available to ZLT/ZoomLot to facilitate the continued development of ZLT/ZoomLot. The obligation to provide this funding is conditioned on ZLT/ZoomLot meeting certain specified performance and development criteria. NAC has also committed to advance funds to ZLT/ZoomLot to enable it to repay approximately $5 million advanced to ZoomLot by certain of its affiliates. The terms of the merger provide that the funds advanced to ZLT/ZoomLot by NAC to repay the affiliate advances will be refunded to NAC, with interest, by certain of the former ZoomLot shareholders if the financial performance criteria referred to above are not met and the valuation events referred to above do not occur by December 31, 2003.

ANCILLARY AGREEMENTS

         A. Registration Rights Agreement

         On December 15, 2000 the Company entered into a Registration Rights Agreement (the "RRA") with the former shareholders of ZoomLot (the "Shareholders"). Pursuant to the terms of the RRA, such Shareholders have been granted certain registration rights with respect to the shares of NAC's stock received or to be received by them in connection with the ZoomLot merger. The foregoing is a summary description of certain terms and provisions of the RRA, and by its nature is incomplete. The RRA is filed with this Current Report as
Exhibit 4.2.

         B. Lockup, Standstill and Voting Agreement

         On December 15, 2000, the Company entered into a Lockup, Standstill and Voting Agreement (the "Voting Agreement") with the Shareholders. The Voting Agreement generally provides, inter alia, that (i) until December 31, 2007 provided the Shareholders in the aggregate own beneficially in excess of 15% of the votes that could be cast by the holders of all NAC's outstanding voting stock each shareholder will vote all of his shares of voting securities issued by NAC on each and every matter that is submitted to the shareholders of NAC in the same proportions in which all other NAC Voting Shares voted on such matter are voted; and (ii) until June 30, 2003, each Shareholder agrees to abide by certain standstill and non-solicitation agreements; and (iii) until September 30, 2004 in the case of the forfeitable shares, and until June 30, 2002 in the case of the non-forfeitable shares, each Shareholder also agrees not to sell or otherwise dispose of any shares of NAC stock without the prior written consent of NAC. The foregoing is a summary description of certain terms and provisions of the Voting Agreement, and by its nature is incomplete. The Voting Agreement is filed with this Current Report as Exhibit 4.3.


         C.  Employment Agreements

         Certain of the key former ZoomLot employees were required to execute Employment Agreements as a condition of the Merger.

ITEM 5.       OTHER EVENTS

         a) Repurchase of shares from Reading Entertainment Inc. and others.

         On December 15, 2000, NAC, together with National Cinemas, Inc., entered into an agreement (the "Repurchase Agreement") with Reading Entertainment, Inc., FA, Inc., Citadel

Holding Corporation and Craig Corporation (the "Reading Stockholders") for the repurchase of 4,777,121 shares of NAC common stock for the sum of $8 million.

         As part of the Repurchase Agreement, James J. Cotter and Scott A. Braly resigned from the Board of Directors.

         In addition, as part of the Repurchase Agreement, the terms or restrictions contained in the November 3, 2000 Stock Purchase and Standstill Agreement between NAC and the Reading Stockholders, which were still in or had continuing effect were terminated.

         This repurchase transaction was completed on December 28, 2000.


         b) New Directors/Resignation of Directors

         The following Directors resigned from NAC's Board of Directors: Philip
A. Sauder, James J. Cotter, Scott A. Braly and David L. Huber. None of the four departing directors resigned because of a disagreement with NAC on any matter relating to NAC's operations, policies or practices. Two new Directors were also added to the Board of Directors: Mallory Factor and Thomas F. Carney, Jr.

         c) Employment Agreement with James J. McNamara

         On December 15, 2000, NAC's Board of Directors approved an employment agreement, effective as of November 3, 2000, with James J. McNamara. Under the terms of that agreement, Mr. McNamara is employed as Chief Executive Officer until December 31, 2003, with a base salary of $500,000 per year and an annual bonus of at least $250,000, which may be increased based on NAC's achievement of certain performance milestones. Mr. McNamara has also received a lump-sum payment of $750,000 as a signing bonus and compensation for past services rendered to the Company and he will be entitled to an additional bonus in the amount of $1,000,000 in the event that NAC's Common Stock is listed on the NASDAQ Stock Market, the American Stock Exchange or the New York Stock Exchange. The employment agreement also provides Mr. McNamara with a grant of NAC Common Stock and options, with staggered vesting, to purchase an additional 750,000 shares of NAC Common Stock and for certain payments in the event of a termination without cause by NAC or a termination for good reason by Mr. McNamara.

         Mr. McNamara also holds the title of Chairman of the Board of Directors of the Company.

ITEM 7.       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

       (A) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

         Financial statements follow on pages 6 to 19 of this report.

         (B) PRO FORMA FINANCIAL INFORMATION

         Pro forma financial information follows on pages 20 to 26 of this report.

         (C) EXHIBITS

                  2 Merger Agreement and Plan of Reorganization by and among ZLT Acquisition Corp. ("ZLT"), a Delaware corporation and a wholly owned subsidiary of NAC; ZoomLot Corporation, a Delaware corporation, including all of its subsidiaries (collectively, "ZoomLot"); and (each of the following, a "Shareholder" and all of the following together, collectively, the "Shareholders") Ernest C. Garcia II, Verde Reinsurance Company, Ltd., a Nevis Island corporation, Ernie Garcia III 2000 Trust, Brian Garcia 2000 Trust, Ray Fidel, Steven Johnson, Mark Sauder, EJMS Investors Limited Partnership, an Arizona limited partnership, Colin Bachinsky, Chris Rompalo,Donna Clawson, Mary Reiner, and Kathy Chacon*


                  4.1 Certificate of Designations of Series B and C Preferred Stock of National Auto Credit, Inc.*

                  4.2      Registration Rights Agreement*

                  4.3      Lockup, Standstill and Voting Agreement*


                  10.1     Employment Agreement between NAC and James J.
                           McNamara*

                  99.1 Stock Purchase and Standstill Agreement by and among Reading Entertainment, Inc., FA, Inc., Citadel Holding Corporation, Craig Corporation, and National Auto Credit;*




--------
*Indicates previously filed.

Consolidated Financial Statements and Report of
   Independent Certified Public Accountants

              ZOOMLOT CORPORATION
               AND SUBSIDIARIES

               November 30, 2000

                                 C O N T E N T S

                                                                           Page
                                                                           ----
REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                           8

CONSOLIDATED FINANCIAL STATEMENTS

      CONSOLIDATED BALANCE SHEET                                             9

      CONSOLIDATED STATEMENTS OF OPERATIONS                                 10

      CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT                      11

      CONSOLIDATED STATEMENTS OF CASH FLOWS                                 12

      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                            13

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
ZoomLot Corporation


We have audited the accompanying consolidated balance sheet of ZoomLot Corporation and Subsidiaries as of November 30, 2000, and the related consolidated statements of operations, stockholders' deficit and cash flows for the nine months and eleven months then ended. These financial statements are the responsibility of the Company 's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of ZoomLot Corporation and Subsidiaries as of November 30, 2000, and the consolidated results of their operations and their consolidated cash flows for the nine months and eleven months then ended in conformity with accounting principles generally accepted in the United States of America.


/s/ GRANT THORNTON LLP


Los Angeles, California
January 13, 2001

                      ZOOMLOT CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                November 30, 2000

                                           ASSETS
Cash and cash equivalents                                                        $   211,531
Accounts receivable                                                                   40,309
Contracts held for sale                                                              386,045
                                                                                 -----------
                    Total current assets                                             637,885

Property and equipment, net                                                          617,067
Other assets                                                                          25,499
                                                                                 -----------
                                                                                 $ 1,280,451
                                                                                 ===========

                            LIABILITIES AND STOCKHOLDERS' DEFICIT

Liabilities:
     Accrued expenses and other liabilities                                      $   441,213
     Note payable to affiliate                                                     4,739,999
                                                                                 -----------
                 Total current liabilities                                         5,181,212
                                                                                 -----------

Commitments                                                                             --

Stockholders' deficit:
     Preferred stock; $.001 par value, 1,000,000 shares authorized,
        no shares issued or outstanding                                                 --
     Common stock; $.001 par value, 1,000,000 shares authorized,
        100,000 shares issued and outstanding                                            100
     Additional paid-in capital                                                        9,900
     Accumulated deficit                                                          (3,910,761)
                                                                                 -----------

                 Total stockholders' deficit                                      (3,900,761)
                                                                                 -----------

                                                                                 $ 1,280,451
                                                                                 ===========



         The accompanying notes are an integral part of this statement.

                      ZOOMLOT CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                            Nine months              Eleven months
                                                              ended                     ended
                                                            November 30,              November 30,
                                                               2000                      2000
                                                            -----------               -----------
Revenues:
      Contract placement fees                               $   114,184               $   114,184
      Other                                                       1,060                     1,060
                                                            -----------               -----------

                                                                115,244                   115,244
                                                            -----------               -----------

Operating expenses:
      Selling and marketing                                   1,185,531                 1,207,446
      General and administrative                              2,327,110                 2,541,381
      Depreciation and amortization                              52,082                    88,292
                                                            -----------               -----------

                      Total operating expenses                3,564,723                 3,837,119
                                                            -----------               -----------

Loss from operations                                         (3,449,479)               (3,721,875)

Interest expense                                                186,691                   188,886
                                                            -----------               -----------

                      Net loss                              $(3,636,170)              $(3,910,761)
                                                            ===========               ===========




        The accompanying notes are an integral part of these statements.

                      ZOOMLOT CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT


                                                            Common Stock                                                   Total
                                                   ----------------------------      Additional       Accumulated      Stockholders'
                                                     Shares            Amount      Paid-in Capital      Deficit           Deficit
                                                   -----------      -----------      -----------      -----------       -----------
Nine months ended November 30, 2000

      Balances at March 1, 2000                           --        $      --        $      --        $  (274,591)      $  (274,591)

      Issuance of common stock                         100,000              100            9,900             --              10,000

      Net loss for the period                             --               --               --         (3,636,170)       (3,636,170)
                                                   -----------      -----------      -----------      -----------       -----------

      Balances at November 30, 2000                    100,000      $       100      $     9,900      $(3,910,761)      $(3,900,761)
                                                   ===========      ===========      ===========      ===========       ===========


Eleven months ended November 30, 2000

      Balances at January 1, 2000                         --        $      --        $      --        $      --         $      --

      Issuance of common stock                         100,000              100            9,900             --              10,000

      Net loss for the period                             --               --               --         (3,910,761)       (3,910,761)
                                                   -----------      -----------      -----------      -----------       -----------

      Balances at November 30, 2000                    100,000      $       100      $     9,900      $(3,910,761)      $(3,900,761)
                                                   ===========      ===========      ===========      ===========       ===========




        The accompanying notes are an integral part of these statements.

                      ZOOMLOT CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                            Nine months            Eleven months
                                                                              ended                   ended
                                                                            November 30,            November 30,
                                                                               2000                    2000
                                                                            -----------             -----------
Cash flows from operating activities:
      Net loss                                                              $(3,636,170)            $(3,910,761)
      Adjustments to reconcile net loss to net cash
          provided by operating activities:
              Depreciation and amortization                                      52,082                  88,292
              Increase in accounts receivable                                   (40,309)                (40,309)
              Increase in contracts held for sale                              (386,045)               (386,045)
              Increase in other assets                                          (25,499)                (25,499)
              Increase in accrued expenses and other liabilities                441,213                 441,213
                                                                            -----------             -----------

                      Net cash provided by operating activities              (3,594,728)             (3,833,109)
                                                                            -----------             -----------

Cash flows from investing activities:
      Expenses paid by an affiliate in exchange for
          note payable                                                        4,465,408               4,739,999
      Purchase of property and equipment                                       (669,149)               (705,359)
                                                                            -----------             -----------

                      Net cash provided by investing activities               3,796,259               4,034,640

Cash flows from financing activities:
      Issuance of common stock                                                   10,000                  10,000
                                                                            -----------             -----------

Net increase in cash and cash equivalents                                       211,531                 211,531

Cash and cash equivalents at beginning of period                                   --                      --
                                                                            -----------             -----------

Cash and cash equivalents at end of period                                  $   211,531             $   211,531
                                                                            ===========             ===========



        The accompanying notes are an integral part of these statements.

                      ZOOMLOT CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                November 30, 2000

NOTE A - ORGANIZATION, PURPOSE AND ACQUISITION

    ZoomLot Corporation and subsidiaries (the "Company") was formed in May 2000 for the purpose of acquiring the internet-based operations of Cygnet Dealer Finance, Inc. ("CDF"), an affiliated company. The Company acquired these operations from CDF on July 1, 2000. Prior to that date, the Company, which commenced operations in January 2000, was operated as a division of CDF. These consolidated financial statements reflect the results of operations, financial position, changes in stockholders' deficit and cash flows of the Company as if the Company were a separate entity operating the acquired assets for all periods presented. The consolidated financial statements have been prepared using the historical basis in the assets and liabilities and historical results of operations of the Company.

    The Company and CDF share common management, certain personnel, and facilities. In connection with the acquisition of the internet-based business from CDF, the Company and CDF entered into a management services contract whereby the Company will provide management services and be responsible for substantially all operating expenses of CDF in exchange for a monthly management fee equivalent to .625% (7.5% annually) of managed assets. The Company considers this management fee as reimbursement of general and administrative operating expenses. Therefore, such amounts are treated as a reduction to general and administrative expenses in the accompanying consolidated statements of operations. For each of the nine month and eleven month periods ended November 30, 2000, management fees totaled $686,638. For the period from January 1, 2000 through June 30, 2000, general corporate overhead related to the Company's corporate headquarters and common support functions has been allocated to the Company, to the extent such amounts are applicable to the Company. However, the costs of these services charged to the Company are not necessarily indicative of the costs that would have been incurred if the Company had performed these functions as a stand-alone entity.

    The Company provides a business-to-business, internet-based marketplace primarily to independent or non-franchised used-car dealerships, financing and insurance companies and other participants in the used-car industry in the United States of America. The Company collects information related to the sale of used cars and their related retail installment contracts (loans) and compares these contracts and related credit information to the underwriting criteria of the lenders that participate in the network.

                      ZOOMLOT CORPORATION AND SUBSIDIARIES

                                November 30, 2000


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Use of Estimates

    The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    Concentration of Credit Risk

    Revenues from one customer accounted for approximately 86.0% of revenues for the nine months ended November 30, 2000 and eleven months ended November 30, 2000. The Company's accounts receivable and contracts held for sale from this customer totaled $34,125 and $343,253 at November 30, 2000 which approximated 84.7% and 88.9% of total accounts receivable and contracts held for sale at November 30, 2000, respectively.

    A significant portion of the used car dealers who submit retail installment contracts for aggregation are concentrated in Florida, Texas, South Dakota and North Carolina. Consequently, an adverse change in the general economic conditions in those states affecting the volume of used car sales could have an adverse effect on the Company.

    Periodically during the year, the Company maintains cash in financial institutions in excess of the amounts insured by the federal government.

    Principles of Consolidation

    The consolidated financial statements include the financial statements of ZoomLot Corporation and its wholly-owned subsidiaries. All significant intercompany balances have been eliminated in consolidation.

    Cash Equivalents

    The Company considers all highly liquid debt instruments purchased with maturities of three months or less to be cash equivalents. Cash equivalents generally consist of interest-earning money market accounts.

                      ZOOMLOT CORPORATION AND SUBSIDIARIES

                                November 30, 2000


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

    Revenue Recognition

    Contract placement fee revenue is generated principally from the transmission of retail installment loan applications and the acquisition of these contracts from used car dealers by various finance companies. Revenue is recognized upon notification from the finance company that the contracts have been purchased, which may take up to one month after the retail installment loan application is transmitted.

    Advertising Expense

    Advertising costs are expensed as incurred. Advertising costs totaled $979,798 for the nine months and eleven months ended November 30, 2000.

    Contracts Held for Sale

    Under arrangements with two customers, the Company underwrites contracts to the specifications of the customers and acquires retail installment contracts that meet the requisite criteria directly from used car dealers. The contracts are then sold to the customers. The customers are required to repurchase all of the contracts the Company purchases on their behalf for the cost of the contract plus the contract placement fee. Contracts held for sale represent those contracts that have yet to be repurchased by the customers as of November 30, 2000 and are recorded at cost.

    Property and Equipment

    Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets which range from three to seven years for furniture and equipment. Leasehold improvements are amortized using the straight-line method over the shorter of the lease term or the estimated useful lives of the related improvements.

    The Company follows the provisions of Statement of Position No. 98-1 "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" ("SOP 98-1"), which provides guidance regarding when software developed or obtained for internal use should be capitalized. SOP 98-1 requires that certain costs incurred during the application development stage be capitalized, while costs incurred during the preliminary project stage and post-implementation/operation stage should be expensed as incurred. Capitalized costs are amortized over the estimated lives of the related applications, which lives range from 2 to 5 years.

                      ZOOMLOT CORPORATION AND SUBSIDIARIES

                                November 30, 2000


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

    Income Taxes

    The Company utilizes the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

    For the period prior to incorporation, income taxes on the divisional operations were calculated as if the division was a stand alone corporation.

    Impairment of Long-Lived Assets

    The Company reviews long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.


NOTE C - PROPERTY AND EQUIPMENT

    A summary of property and equipment as of November 30, 2000 follows:

       Computer and telecommunication equipment                     $199,432
       Software development costs                                    406,358
       Furniture and fixtures                                         98,468
       Leasehold improvements                                          1,101
                                                                    --------
                                                                     705,359
       Less accumulated depreciation and amortization                (88,292)
                                                                    --------
       Property and equipment, net                                  $617,067
                                                                    ========

                      ZOOMLOT CORPORATION AND SUBSIDIARIES

                                November 30, 2000


NOTE C - PROPERTY AND EQUIPMENT - Continued

    Depreciation and amortization expense relating to property and equipment totaled $52,082 and $88,292 for the nine months and eleven months ended November 30, 2000, respectively.


NOTE D - NOTE PAYABLE TO AFFILIATE

    Note payable to affiliate represents advances from the Company's affiliate, Cygnet Capital Corporation, to fund the working capital requirements of the Company. Interest is payable monthly and the entire note is due on July 1, 2001.

    The note bears interest at 10% per annum. Interest expense totaled $186,691 and $188,886 for the nine months and eleven months ended November 30, 2000, respectively. These amounts were accrued as of November 30, 2000 and are included in the note payable to affiliate. (See Note H - Subsequent Event).


NOTE E - INCOME TAXES

    There is no current income tax provision or benefit for the nine months and eleven months ended November 30, 2000, respectively as the Company has generated net operating losses for income tax purposes for which there is no carryback potential. There is no deferred provision or benefit for income taxes recorded as the Company is in a net deferred tax asset position for which a full valuation allowance has been recorded due to uncertainty of realization.

    The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities as of November 30, 2000 are presented below:

         Deferred tax assets:
            Net operating loss carryforwards                        $ 835,000
            Less valuation allowance                                 (783,196)
                                                                  -------------
                 Net deferred tax assets                               51,804

         Deferred tax liabilities:
            Property and equipment                                    (51,804)
                                                                  --------------
                 Total gross deferred tax liabilities                 (51,804)
                                                                  --------------
                 Net deferred tax asset (liability)                 $      --
                                                                  ==============

                      ZOOMLOT CORPORATION AND SUBSIDIARIES

                                November 30, 2000


NOTE E - INCOME TAXES - Continued

    The Company has net operating loss carryforwards of approximately $2.0 million available at November 30, 2000. These net operating loss carryforwards begin to expire in 2015. As a consequence of the Company's ownership change as defined in Section 382 of the Internal Revenue Code, the Company's net operating loss carryforwards generated prior to the ownership change may be subject to annual limitations which could reduce or defer the utilization of these losses. (See Note H).


NOTE F - LEASE COMMITMENTS

    The Company leases certain office space and equipment from unrelated entities under various operating leases which expire through October 2001. The leases require monthly rental payments aggregating approximately $23,000. Rent expense totaled $156,186 and $179,391 for the nine months and eleven months ended November 30, 2000, respectively.

    A summary of future minimum lease payments required under noncancelable operating leases with remaining lease terms in excess of one year as of November 30, 2000 follows:

                     Year ending
                    November 30,                                 Amount
                    ------------                                --------
                        2001                                    $287,035
                        2002                                      61,681
                        2003                                      43,266
                                                                --------
                                                                $391,982
                                                                ========

NOTE G - RETIREMENT PLAN

    Employees of the Company are eligible to participate in a qualified 401(k) retirement plan (defined contribution plan) subject to the eligibility criteria of the plan. The plan covers substantially all employees having no less than three months of service, have attained the age of 21, and work at least 1,000 hours per year. Participants may voluntarily contribute to the plan up to the maximum limits established by Internal Revenue Service regulations. The Company will match 25% of the first 6% of participants' contributions. Participants are immediately vested in the amount of their direct contributions and vest over a five-year period, as defined by the plan, with respect to the Company's contribution. Pension expense for the nine months and the eleven months ended November 30, 2000, was $10,300 and $13,000, respectively.

                      ZOOMLOT CORPORATION AND SUBSIDIARIES

                                November 30, 2000


NOTE H - SUBSEQUENT EVENT

    On December 15, 2000, the shareholders of the Company entered into a Merger Agreement and Plan of Organization resulting in the sale of 100% of the common stock of the Company to National Auto Credit, Inc. In connection therewith, National Auto Credit, Inc. provided $7.0 million in additional stockholders' equity to the Company, a portion of which was used to repay the note payable to affiliate. In addition, National Auto Credit, Inc. is required to contribute an additional $4.5 million in working capital to the Company as may be necessary from time to time through December 31, 2003.

                   NATIONAL AUTO CREDIT, INC. AND SUBSIDIARIES
              PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


INTRODUCTION

         As discussed elsewhere herein, on December 15, 2000, National Auto Credit, Inc., ("NAC" or the "Company"), entered into a Merger Agreement and Plan of Reorganization to acquire ZoomLot Corporation, together with its subsidiaries (collectively, "ZoomLot"). The transaction is intended to be a tax-free reorganization for federal income tax purposes with ZoomLot Corporation merging with and into ZLT Acquisition Corp. ("ZLT"), a Delaware corporation and a wholly owned subsidiary of NAC, with ZLT continuing as the surviving entity of the merger. As part of the merger, ZLT changed its name to "ZoomLot Corporation" (hereinafter the survivor is referred to as "ZLT/ZoomLot").

         Under the terms of the Merger Agreement, NAC has agreed to issue to the former ZoomLot shareholders 270,953 shares of its Series B preferred stock and 729,047 shares of its Series C redeemable preferred stock, each at $.50 par value. Subject to certain conditions, the shares of the Series B preferred stock will be convertible into, or will automatically convert into, shares of NAC's common stock at the ratio (subject to adjustment for stock splits and other anti-dilutive events) of 10 shares of Common Stock for each share of preferred stock.

         The shares of the Series C preferred stock are redeemable, at the option of the holders or the option of NAC, for a price per share equal to the greater of $15 or 10 times (subject to adjustment for stock splits and other anti-dilutive events) the market price of NAC's common stock at the time of redemption. The holders of the Series C preferred stock may redeem the shares beginning on September 30, 2003, unless a "valuation event", as described elsewhere herein, occurs earlier, in which case the shares of the Series C preferred stock become redeemable upon the later of the occurrence of the "valuation event" or January 1, 2003. Additionally, of the 729,047 shares of Series C preferred stock issued, 666,667 shares are subject to forfeiture, as described elsewhere herein. Such 666,667 shares of Series C preferred stock would not become redeemable until they first are no longer subject to forfeiture. The remaining 62,380 shares of Series C preferred stock are not subject to forfeiture.

         ZoomLot provides business-to-business e-commerce services to independent or non-franchised used-car dealerships, financing and insurance companies and other participants in the used-car industry. ZoomLot's services are designed to enable such dealerships and lenders and insurance companies to identify each other for the purpose of providing the used-car dealer's customers with financing and insurance.

         The acquisition was accounted for using the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations" ("APB 16"). Under APB 16, the tangible assets, identifiable intangible assets and liabilities of the acquired company are recorded at their fair value, and the excess of the purchase price over the fair value of the net (of liabilities) tangible and identifiable intangible assets is recorded as goodwill. Additionally, under the purchase method of accounting the operating results of the acquired company are included in the consolidated results of operations from the date of the acquisition.

         In recording the acquisition of ZoomLot, NAC has:

                  - recorded the 270,953 shares of Series B preferred stock issued at a value of $5.34 per share (an aggregate of $1,447,000), reflecting the average price of NAC's common stock for the five days subsequent to the execution of the Merger Agreement of $.534 and the conversion ratio of one share of Series B preferred stock for 10 shares of NAC's common stock;

                  - recorded the 62,380 shares of Series C preferred stock issued and not subject to forfeiture at a value of $9.89 per share (an aggregate of $617,000), representing the present value at an annual discount rate of 15% of the $15 per share redemption value to be payable on September 30, 2003. Between the acquisition date and September 30, 2003 the carrying amount of the Series C preferred stock, which is classified as redeemable preferred stock on NAC's consolidated balance sheet, will be accreted to the redemption value of $15 per share. Additionally, the amount of the periodic accretion, which will reduce net income in computing earnings per share, will be adjusted if the redemption price becomes greater than $15 per share as the result of an increase in the price of NAC's common stock to over $1.50 per share, and the rate of accretion will be accelerated if a "valuation event" occurs, making the Series C preferred stock redeemable earlier than September 30, 2003.

                  - recorded the 666,667 shares of Series C preferred stock issued but subject to forfeiture at a value of $9.53 per share (an aggregate of $6,353,000), representing the present value at an annual discount rate of 15% of the $15 per share redemption value to be payable on December 31, 2003. However, because the shares are subject to forfeiture unless certain conditions are met or events occur, they represent "contingent consideration" under APB 16. As a result, although the shares have legally been issued, their value has not been included in the determination of goodwill, and instead is reflected as a reduction of the carrying amount of redeemable preferred stock ("redeemable preferred stock subject to forfeiture"). The value of any shares of Series C preferred stock that become no longer subject to forfeiture will be added to goodwill, on the basis of the present value of their redemption value at that time, at such time as the event or condition eliminating the forfeiture occurs.

                  - determined that the fair value of ZoomLot's tangible assets and liabilities approximated their historical recorded amounts, and accordingly has recorded the entire excess of the purchase price over ZoomLot's historical stockholders' deficit as goodwill.

         The components and allocation of the purchase price were as follows (in thousands):

     Components of purchase price:
        Series B preferred stock                                 $ 1,447
        Series C preferred stock:
             Shares not subject to forfeiture                        617
             Shares subject to forfeiture                          6,353
        Contingent purchase price:
             Series C shares subject to forfeiture                (6,353)
        Transaction costs                                            612
                                                           --------------
             Total purchase price                                $ 2,676
                                                           ==============


     Allocation of purchase price:
        Historical net deficit of ZoomLot                       $ (3,901)
        Goodwill                                                   6,577
                                                           --------------
             Total                                               $ 2,676
                                                           ==============

         The accompanying pro forma condensed consolidated financial statements are presented to illustrate the effects of the transaction described above. The pro forma condensed consolidated balance sheet is based on the Company's historical consolidated balance sheet as of October 31, 2000 and the consolidated balance sheet of ZoomLot as of November 30, 2000, and assumes that the transaction took place on October 31, 2000. The pro forma condensed consolidated statement of operations for the nine months ended October 31, 2000 is based on the consolidated statement of operations for NAC for the nine months ended October 31, 2000 and the consolidated statement of operations for ZoomLot for the nine months ended November 30, 2000, and assumes that the transaction took place on February 1, 2000. ZoomLot began operations in January 2000, and accordingly a pro forma condensed consolidated statement of operations for NAC's year ended January 31, 2000 has not been presented.

         In accordance with the rules of the Securities and Exchange Commission, the pro forma condensed consolidated statement of operations includes only the results of continuing operations.

         The accompanying pro forma condensed consolidated financial statements does not purport to be indicative of the operating results or financial position that would have been attained had the transaction been consummated at the dates indicated, nor of the future operating results or financial position of the Company following the acquisition. The pro forma combined condensed financial statements should be read in conjunction with the unaudited financial information included in the Company's Form 10-Q for the period ended October 31, 2000 and the audited financial statements of ZoomLot for the period ended November 30, 2000 included herein.

                   NATIONAL AUTO CREDIT, INC. AND SUBSIDIARIES
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                OCTOBER 31, 2000
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                                            NAC           ZoomLot             Pro Forma
                                                       Oct. 31, 2000   Nov. 30, 2000         Adjustments      Pro Forma
                                                       --------------  ---------------      -------------  ---------------
ASSETS
Cash and cash equivalents                                   $ 74,599            $ 212       $ (4,740) (2)        $ 70,071
Marketable securities                                          8,295                                                8,295
Installment loans, net                                             -                                                  -
Investment in AFC                                              9,985                                                9,985
Property and equipment, net                                      895              617                               1,512
Assets held for sale                                           6,138                                                6,138
Income taxes refundable                                        3,663                                                3,663
Other assets                                                   1,217              451                               1,668
Goodwill                                                                                     $ 6,577  (1)           6,577
                                                       --------------  ---------------                     ---------------
TOTAL ASSETS                                               $ 104,792          $ 1,280                           $ 107,909
                                                       ==============  ===============                     ===============


LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
  Self-insurance claims                                      $ 1,678                                              $ 1,678
  Accrued income taxes                                         2,298                                                2,298
  Other liabilities                                           12,774            $ 441          $ 612  (1)          13,827
  Note payable to affiliate                                                     4,740         (4,740) (2)             -
                                                       --------------  ---------------                     ---------------
                                                              16,750            5,181                              17,803

REDEEMABLE PREFERRED STOCK                                                                       617  (1)             617

STOCKHOLDERS' EQUITY
  Preferred stock                                                -                               135  (1)             135
  Common stock                                                 1,836                                                1,836
  Additional paid-in capital                                 173,073                           1,312  (1)         174,385
  Retained deficit                                           (79,972)                                             (79,972)
  Accumulated other comprehensive income                         (57)                                                 (57)
  Treasury stock                                              (6,838)                                              (6,838)
  Net assets of ZoomLot                                                        (3,901)        $3,901  (1)             -
                                                                                                           ---------------
                                                       --------------  ---------------
                                                              88,042           (3,901)                             89,489
                                                       --------------  ---------------                     ---------------
TOTAL LIABILITIES AND
     STOCKHOLDERS' EQUITY                                  $ 104,792          $ 1,280                           $ 107,909
                                                       ==============  ===============                     ===============



See Notes to Condensed Consolidated Pro Forma Financial Statements.

                   NATIONAL AUTO CREDIT, INC. AND SUBSIDIARIES
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE NINE MONTHS ENDED OCTOBER 31, 2000
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                                      NAC                   ZoomLot
                                                Nine Months Ended      Nine Months Ended      Pro Forma
                                                 Oct. 31, 2000           Nov. 30, 2000        Adjustments         Pro Forma
                                                -----------------       -----------------    -------------      ------------
REVENUE
     Interest income from loans                            $ 404                                                      $ 404
     Interest income from investment                       3,518                                                      3,518
     Income from AFC investment                              233                                                        233
     Other income                                            123                   $ 115                                238
                                                -----------------       -----------------                       ------------
        Total                                              4,278                     115                              4,393

COSTS AND EXPENSES
     Provision for credit losses                          (1,183)                                                    (1,183)
     Loss on sale of loans                                 1,709                                                      1,709
     Operating                                             1,577                   3,564                              5,141
     General and administrative                            3,904                                                      3,904
     Litigation and non-recurring charges                  6,290                                                      6,290
     Gain on sale of property                             (2,868)                                                    (2,868)
     Write-down of assets held for sale                      874                                                        874
     Write-off of option                                     500                                                        500
     Interest expense                                                                187            $ (56)(3)           131
     Amortization of goodwill                                                                       1,644 (4)         1,644
                                                -----------------       -----------------                       ------------
        Total                                             10,803                   3,751                             16,142
                                                -----------------       -----------------                       ------------

LOSS FROM CONTINUING OPERATIONS
  BEFORE INCOME TAXES                                     (6,525)                 (3,636)                           (11,749)

Benefit for income taxes                                       -                       -                                  -
                                                -----------------       -----------------                       ------------

LOSS FROM CONTINUING OPERATIONS                           (6,525)                 (3,636)                           (11,749)

Accretion  of discount on redeemable
     preferred stock                                                                                 $ 69 (5)            69
                                                -----------------       -----------------                       ------------

LOSS FROM CONTINUING OPERATIONS
   APPLICABLE TO COMMON STOCK                           $ (6,525)               $ (3,636)                         $ (11,818)
                                                =================       =================                       ============


 LOSS FROM CONTINUING OPERATIONS PER SHARE

     Basic and diluted                                    $ (.20)                                                    $ (.36)
                                                =================                                               ============


WEIGHTED AVERAGE NUMBER OF
     SHARES OUTSTANDING (000's)
        Basic and diluted                                 32,623                                                     32,623
                                                =================                                               ============

See Notes to Pro Forma Condensed Consolidated Financial Statements

                   NATIONAL AUTO CREDIT, INC. AND SUBSIDIARIES
         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


Note A - BASIS OF PRESENTATION

         Reference is made to the "Introduction" at page 20.

Note B - PRO FORMA ADJUSTMENTS

         The pro forma adjustments to the condensed consolidated balance sheet are as follows:

         (1) To reflect the issuance of the Series B and Series C preferred stock to acquire ZoomLot, and the allocation of the purchase price under the purchase method of accounting. The components and allocation of the purchase price are as follows (in thousands):

         Components of purchase price:

             Series B preferred stock                                $ 1,447
             Series C preferred stock:
                  Shares not subject to forfeiture                       617
                  Shares subject to forfeiture                         6,353
             Contingent purchase price:
                  Series C shares subject to forfeiture               (6,353)
             Transaction costs                                           612
                                                                ----------------
                  Total purchase price                               $ 2,676
                                                                ================

         Allocation of purchase price:

             Historical net deficit of ZoomLot                      $ (3,901)
             Goodwill                                                  6,577
                                                                ----------------
                  Total                                              $ 2,676
                                                                ================

                   NATIONAL AUTO CREDIT, INC. AND SUBSIDIARIES
         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


Note B - PRO FORMA ADJUSTMENTS (Cont.)


              The balance of redeemable preferred stock reflected on the pro forma condensed consolidated balance sheet after the pro forma adjustments is comprised of the following:

              Series C preferred stock - 62,380                     $ 617
                 shares issued and not subject to forfeiture
              Series C preferred stock - 666,667                    6,353
                 shares issued but subject to forfeiture
              Redeemable preferred stock subject to forfeiture     (6,353)

                                                                  -------
              Redeemable preferred stock                            $ 617
                                                                  =======


         (2) To reflect ZoomLot's elimination of its note payable to an affiliate with funds advanced to it by NAC.


              The pro forma adjustments to the condensed consolidated statement of operations are as follows:

         (3) To eliminate the interest expense relating to a ZoomLot note payable to affiliate that was repaid with the proceeds of an advance from NAC.

         (4) To reflect the amortization of the goodwill recorded in the acquisition. The goodwill applicable to NAC's acquisition of ZoomLot will be amortized on a straight-line basis over three years.

         (5) To record the accretion of the discount recorded in recording the issuance of the Series C preferred stock not subject to forfeiture on the basis of the present value of its September 30, 2003 redemption value.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: March 5, 2001                     NATIONAL AUTO CREDIT, INC.
                                               (Registrant)



                                               By:/s/  James J. McNamara
                                                  -----------------------------
                                                   James J. McNamara
                                                   Chief Executive Officer